EXHIBIT 16.1

Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Gentlemen:

We have read and do not disagree with the comments in Item 4.01 of Form 8-K of China Marine Food Group Limited dated January 27, 2009.

Cordovano and Honeck LLP
Englewood, Colorado
January 27, 2009